Exhibit 10.4(A)(3)

The terms of this Award Agreement are subject to the American Jobs Creation Act of 2004 (the “JOBS Act”).

This Award Agreement is expected to be revised during 2005 to comply with the JOBS Act.

UNOCAL CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Annual Award)

Participant Name:
Soc. Sec. No.:
No. of RSUs:	[1]
Award Date:

Vesting Schedule[2]:	% Vesting[1]	Dates of Vesting[1]
	33 1/3%	The date of the first annual meeting of stockholders following [the Award Date].
	33 1/3%	The date of the second annual meeting of stockholders following [the Award Date].
	33 1/3%	The date of the third annual meeting of stockholders following [the Award Date].

THIS AGREEMENT (the “RSU Agreement” or “Agreement”) is among UNOCAL CORPORATION, a Delaware corporation (the “Company”) and the director named above (the “Participant”), and is delivered under the Unocal Corporation 2004 Directors’ Deferred Compensation and Restricted Stock Unit Award Plan (the “Plan”).

W I T N E S S E T H

WHEREAS, pursuant to the Plan, the Company has granted to the Participant with reference to services rendered and to be rendered to the Company, effective as of the Award Date, a restricted stock unit award (the “RSU Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

[1]	Subject to adjustment under Section 11 of the Plan and the terms of this Agreement.
[2]	Section 5(d) of the Plan provides that the Board may modify the vesting schedule for any award, provided that the Board modifies the schedule in advance of the grant of the award and the modified vesting schedule results in vesting in any year of no less than 20% and no more than 50% of the award.

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement and the Plan, the Company grants to the Participant a RSU Award with respect to an aggregate number of Restricted Stock Units (the “RSUs”) set forth above.

3. Account. The Company will establish and maintain a Stock Unit Account under the Plan for the Participant. RSUs granted under this Agreement will be credited to the Participant’s Stock Unit Account as of the Award Date set forth above.

4. Vesting. The Award shall vest and become nonforfeitable (subject to Section 10(a) of the Plan), with respect to the applicable portion of the total number of RSUs comprising the Award (subject to adjustment under Section 11 of the Plan), on each of the first three (3) annual meetings of stockholders following the Award Date until the Award is fully vested, as reflected in the Vesting Schedule above, subject to earlier termination or acceleration as provided in Section 9 below and in the Plan.

5. Continuance of Service Required. Except as otherwise provided in Section 5(e) of the Plan, the Vesting Schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as herein provided in Section 9 below or under the Plan.

6. Dividend and Voting Rights. The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 7 of the Plan with respect to Dividend Equivalent Units) and no voting rights, with respect to the RSUs and any shares of Common Stock underlying or issuable in respect of such RSUs until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

7. Restrictions on Transfer. Except as provided in Section 10(c) of the Plan regarding designation of beneficiaries, RSU awards may not be alienated, assigned, transferred, pledged or hypothecated by the Participant to any person or entity at any time in any manner whatsoever.

8. Distribution with Respect to Stock Units. RSUs credited to a Participant’s Stock Unit Account that have become vested Stock Units will be distributed in shares of Common Stock pursuant to the terms of the Plan and in accordance with the Participant’s distribution election set forth in the election agreement filed with the Company with respect to this Award.

9. Effect of Termination of Directorship.

(a) Forfeiture after Certain Events. Except as provided in Section 5(e) of the Plan, the Participant’s RSUs shall be forfeited to the extent such RSUs have not become vested upon the date the Participant’s services as a director terminate.

(b) Termination of RSUs. If any RSUs are forfeited hereunder, such unvested, forfeited RSUs, without payment of any consideration by the Company, shall automatically terminate without any other action by the Participant or the Participant’s Beneficiary, as the case may be.

10. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 11 of the Plan, the Board shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award in accordance with Section 11 of the Plan.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary, and to the Participant at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for the purposes of notices in respect of RSUs.

12. Plan. The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. Unless otherwise expressly provided in this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Participant not expressly set forth in the Agreement or in a written amendment thereto. If there is any conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a complete copy of the Plan and agrees to be bound by its terms.

13. Limitation on Participant’s Rights; Unfunded Plan. Participation in this Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and the Participant. The Participant and his or her Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement and Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under this Agreement and the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

14. Effect of Award Agreement. The Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

15. Choice of Law. The constructive interpretation, performance and enforcement of the Option Agreement and the Option shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions of this Agreement and of the Plan.

UNOCAL CORPORATION (a Delaware corporation)	PARTICIPANT

By:	(Signature)
Its:

(Print Name)

(Address)

(City, State, Zip Code)

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Stock Unit Award Agreement by Unocal Corporation, I,                                     , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                     ,             .

Signature of Spouse